Exhibit 99.1

                                  PRESS RELEASE


For more information contact:                              For Immediate Release
Michael M. Ciaburri                                        ---------------------
President and Chief Operating Officer
(203) 782-1100

William F. Weaver
Chief Financial Officer
(203) 782-1100


                  SOUTHERN CONNECTICUT BANCORP, INC. ANNOUNCES
        COMPLETION OF THE ACQUISITION OF REAL PROPERTY LOCATED IN CLINTON
         CONNECTICUT FOR A PROPOSED FUTURE BRANCH OFFICE OF THE BANK OF
                              SOUTHERN CONNECTICUT

         New Haven, CT June 24, 2005--Southern Connecticut Bancorp, Inc. (AMEX:
SSE), the holding company for The Bank of Southern Connecticut and The Bank of Southeastern Connecticut (In Organization), is pleased to announce the completion of its acquisition of real property located at 51-53 West Main Street, Clinton, Connecticut. The net purchase price of the property was $495,000 and the transaction was completed in accordance with the terms of an Agreement of Sale previously filed as Exhibit 10.20 to Bancorp's Form 10-QSB dated November 15, 2004. Bancorp anticipates that the property will be used as a future branch office of the Bank of Southern Connecticut, a wholly owned subsidiary of Bancorp, subject to the receipt of various regulatory approvals, including the approval of the Federal Deposit Insurance Corporation and the State of Connecticut Department of Banking, obtaining local government approvals as necessary and the renovation of the property.

         Michael M. Ciaburri, President and COO of Bancorp, stated "The acquisition of this strategically located property will allow our subsidiary bank, The Bank of Southern Connecticut, to substantially increase its presence to the east of New Haven and forge a link with its proposed sister institution, The Bank of Southeastern Connecticut (In Organization), which will be headquartered in the city of New London. When established, this branch will allow us to serve the business community and individuals located in Clinton, Madison, Guilford, Westbrook and the surrounding communities."




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About Southern Connecticut Bancorp, Inc.


Southern Connecticut Bancorp, Inc. is a commercial bank holding company that is anchored by its wholly owned subsidiary, The Bank of Southern Connecticut in New Haven, Connecticut. Bancorp is a provider of commercial banking services to its target client base ranging from small to midsized companies whose annual sales range from $1,000,000 to $30,000,000. Bancorp's services include a wide range of deposit, loan and other basic commercial banking products along with consumer banking products as well. Traded on the American Stock Exchange as SSE, Bancorp can also be found on the internet at www.scbancorp.com and at two locations in New Haven and one location in Branford, Connecticut. A new subsidiary commercial bank, The Bank of Southeastern Connecticut, to be located in New London, Connecticut will be New London's only home based commercial bank and is expected to commence operations in the second half of 2005.


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Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word "believes", "anticipates", "intends", "expects", "estimates", "could", "would", "will", or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven and New London, Connecticut areas, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the companies periodic public filings with the Securities and Exchange Commission and in the section captioned `Risk Factors" in our report on Form 10-KSB, filed on March 28, 2005 pursuant to the Securities Act of 1933 as amended. Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.


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